UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2005

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 15, 2005, Andrew F. Donchak, Executive Vice President of the Company, tendered his resignation from the Company effective July 31, 2005. In connection with the resignation, Mr. Donchak and the Company (together, the “Parties”) entered into a letter agreement, dated June 15, 2005, in which they agreed that the termination of Mr. Donchak’s employment was for “Good Reason” under that certain letter agreement, dated October 1, 2002, which governs the terms of Mr. Donchak’s employment with the Company (the “Employment Agreement”). As a result, Mr. Donchak will be entitled to a severance payment equal to one year’s base salary at the highest rate paid to Mr. Donchak while employed by the Company and benefits for twelve months following the termination of his employment. In addition, pursuant to the Employment Agreement, any unvested portion of any option acquired by Mr. Donchak during his employment shall become immediately and fully vested and all options, including any previously vested but unexercised portions of any options, shall be exercisable from the date of the termination of his employment until the date that is two (2) years following the termination date.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 20, 2005, the Company received notice from The Nasdaq Stock Market indicating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) will review the April 7, 2005 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) to extend the deadline to May 15, 2005 for the Company to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14). The May 20, 2005 notice from the Listing Council also stated that the Company may respond to that notice by June 20, 2005.

Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission (the “SEC”) required by the Securities Exchange Act of 1934, as amended. On May 31, 2005, the Company came into full compliance with Nasdaq Marketplace Rule 4310(c)(14).

On June 13, 2005, the Company received an additional notice from the Listing Council extending the deadline for the Company to respond to the Listing Council from June 20, 2005 to July 1, 2005. The Company cannot give any assurances as to what actions the Listing Council may take during the course of its review of the April 7, 2005 decision of the Panel, but such actions could include delisting the Company’s shares from The Nasdaq National Market. The Company cannot provide any assurance that its shares will not be delisted as a result of the Listing Council review process. If the Company’s shares of common stock are delisted from The Nasdaq National Market, they may not be eligible to trade on any national securities exchange or the over-the-counter market. If the Company’s common stock is no longer traded through a market system, it may not be liquid, which could affect its price.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Letter Agreement dated June 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President
and General Counsel

Date: June 16, 2005